SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   October 1, 2009

ADVANCED CELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

381 Plantation Street Worcester, Massachusetts 01605
(Address of principal executive offices, including zip code)

(510) 748-4900
(Registrant’s telephone number, including area code)

Copies to: Thomas A. Rose, Esq. David Manno, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, NY 10006 Phone: (212) 930-9700 Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On  October 19, 2009, Advanced Cell Technology, Inc. (the “Company”),  entered into two letter agreements with Volation Capital Partners LLC doing business as Volation Life Sciences Capital Partners, LLC (“Volation”), pursuant to which (i) the Company reduced the Conversion price of its outstanding Series A-1 Convertible Preferred Stock issued to Volation to $.10 per share resulting in 22,880,000 shares of Common Stock upon conversion, (ii) issued Volation 2,500,000 shares of its Common Stock and (iii) Volation waived the delinquency in  non-payment of the Commitment fee required pursuant to the Preferred Stock Purchase Agreement between the Company and Volation.

In connection with an amendment to an agreement between the Company and JMJ Financial, dated October 1, 2009, on October 1, 2009, the Company borrowed $1,000,000 and issued a convertible promissory note for $1,200,000.  The Company shall pay a one-time interest payment of 10% of the principal of the promissory note which is due on the maturity date of the promissory note, which is October 1, 2012.   The promissory note is convertible into shares of the Company’s Common Stock at a conversion price of the lesser of (i) $.25 per share or (ii) eighty percent of the average of the three lowest trade prices in the 20 trading days prior to the conversion.

In connection with an amendment to an agreement between the Company and JMJ Financial, dated October 1, 2009, on October 1, 2009, the Company borrowed $1,000,000 and issued a Secured & Collateralized Promissory Note. The Company shall pay a one-time interest payment of 12% of the principal of the promissory note which is due on the maturity date of the promissory note, which is October 1, 2012.   The promissory note is secured by $1,000,000 of a money market fund or other assets of the Company.

On November 2, 2009 (the “Effective Date”), the Company entered into a preferred stock purchase agreement (the “Purchase Agreement”) with Optimus Capital Partners, LLC, doing business as Optimus Life Sciences Capital Partners, LLC (the “Investor”). Pursuant to the Purchase Agreement:

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The Company agreed to sell, and the Investor agreed to purchase, in one or more purchases from time to time (“Tranches”) in the Company’s sole discretion (subject to the conditions set forth therein), (i) up to 1,000 shares of Series B Preferred Stock (the “Preferred Shares”) at a purchase price of $10,000 per share, for an aggregate purchase price of up to $10,000,000, and (ii) five-year warrants (“Warrants”) to purchase shares of the Company’s common stock  with an aggregate exercise price equal to 135% of the purchase price paid by the Investor, at an exercise price per share equal to the closing bid price of the Company’s common stock on the date the Company provides notice of such Tranche. The Warrants will be issued in replacement of a five-year warrant to purchase 119,469,027 shares of common stock with an exercise price per share of $0.113 the Company issued on the Effective Date.

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the Company agreed to pay to the Investor a commitment fee of $500,000 (the “Commitment Fee”), at the earlier of the closing of the first Tranche or the six month anniversary of the Effective Date, payable at the Company’s election in cash or common stock valued at 90% of the volume weighted average price of the Company’s common stock on the five trading days preceding the payment date.

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the Company agreed to use its best efforts to file within 60 days of the Effective Date, and cause to become effective as soon as possible thereafter, a registration statement with the Securities and Exchange Commission for the resale of all shares of common stock issuable pursuant to the Purchase Agreement, including the shares of common stock underlying the Warrants, and shares issuable in payment of the Commitment Fee.

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 On November 3, 2009 the Company filed a certificate of designations for the Series B Preferred Stock (the “Certificate of Designations”). Pursuant to the Certificate of Designations, the Preferred Shares shall, with respect to dividend, rights upon liquidation, winding-up or dissolution, rank: (i) senior to the Company’s common stock, and any other class or series of preferred stock of the Company, except Series A-1 Convertible Preferred Stock which shall rank senior in right of liquidation and pari passu with respect to dividends; and (ii) junior to all existing and future indebtedness of the Company. In addition, the Preferred Shares (a) shall accrue dividends at  a rate of 10% per annum, payable in Preferred Shares, (ii) shall  not have voting rights, and (iii) may be redeemed at the Company’s option, commencing 4 years from the issuance date at a price per share of (a)  $10,000 per share plus accrued but unpaid dividends (the “Series B Liquidation Value”), or, at a price per share of : (x) 127% of the Series B Liquidation Value if redeemed on or after the first anniversary but prior to the second anniversary of the initial issuance date, (y) 118% of the Series B Liquidation Value if redeemed on or after the second anniversary but prior to the third anniversary of the initial issuance date, and (z) 109% of the Series B Liquidation Value if redeemed on or after the third anniversary but prior to the fourth anniversary of the initial Issuance Date

On November 12, 2009, the Company entered into a subscription agreement (the “Subscription Agreement”) with the subscribers identified on the signature pages thereto (the “Subscribers”). Pursuant to the Subscription Agreement, the Company agreed to sell, and the Subscribers agreed to purchase, subject to the terms and conditions therein, promissory notes in the principal amount of a minimum of $2,400,000, for a purchase price of a minimum of $2,000,000 (the “Notes”). The Notes will be convertible into shares of the Company’s common stock at a conversion price of $0.10. Pursuant to the Subscription Agreement, the Company also agreed to issue (i) one-and-one third Class A warrants (“Class A Warrants”) for each two shares of common stock underlying the Notes, to purchase shares of the Company’s common stock with a term of five years and an exercise price of $0.108, (ii) additional investment rights, exercisable until 9 months after the second closing date of the Subscription Agreement (“Additional Investment Rights”), to purchase (a) promissory notes (“Air Notes”) in the principal amount of up to $2,400,000, for a purchase price of up to $2,000,000, with a conversion price of $0.10, and (b) one-and-one third Class B warrants (“Class B Warrants”) for each two shares of common stock underlying the AIR Notes, to purchase shares of the Company’s common stock with a term of five years and an exercise price of $0.108.

The Company will be required to redeem the Notes monthly commencing in May 2010, in the amount of 14.28% of the initial principal amount of the Notes, in cash or common stock at the Company’s option (subject to the conditions set forth in the Notes), until the Notes are paid in full..

The initial closing under the Subscription Agreement occurred on November 12, 2009, pursuant to which, the Company sold Notes in the principal amount of $1,662,000, for a purchase price of $1,385,000, and issued 11,080,000 Class A Warrants and Additional Investment Rights for the purchase of (a) up to $1,662,000 principal amount of AIR Notes for a purchase price of up to $1,385,000 and (b) up to 11,080,000 Class B Warrants.

The second closing under the Subscription Agreement will be within 90 days of the initial closing under the Subscription Agreement and will be for the purchase of a minimum of $1,200,000 principal amount of Notes, for a purchase price of a minimum of $1,000,000 (provided that, the Company may close on additional Notes on November 13, 2009, which will be deemed part of the initial closing).

Immediately after the initial closing under the Subscription Agreement, the Company had 613,885,468 shares of common stock issued and outstanding.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

ITEM 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

ITEM 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 1.01.

ITEM 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

3.1	Certificate of Designations of Series B Preferred Stock

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADVANCED CELL TECHNOLOGY, INC.

	By:	/s/ William M. Caldwell, IV
William M. Caldwell, IV
Chief Executive Officer

Dated: November 13, 2009

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